EXHIBIT 5.1

                    OPINION OF KILPATRICK STOCKTON LLP

                          COUNSEL TO THE COMPANY

April 2, 1998

JWCharles Financial Services, Inc.
980 North Federal Highway
Boca Raton, Florida  33432

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed by JWCharles Financial
Services, Inc. (the "Company"), a Florida corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 767,100 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), to be sold from time to time by certain shareholders of the Company (the "Selling Shareholders").

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein.

     Based upon the foregoing, it is our opinion that the shares of Common Stock to be sold by the Selling Shareholders have been (and in the case of the shares of Common Stock underlying the SunTrust Banks, Inc. Warrant and the WT Investments, Inc. Warrant, will be when such Warrants are exercised and the exercise price is paid in accordance with the terms thereof) validly issued and fully paid for and are (or will be) nonassessable, and that such shares may be sold and delivered by the Selling Shareholders in the manner and under the terms and conditions described in the Registration Statement without affecting adversely their status as validly issued, fully paid, and nonassessable.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                      Very truly yours,

                                      KILPATRICK STOCKTON LLP


                                  By: /s/Jan M. Davidson
                                         Jan M. Davidson, A Partner